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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LITHIA MOTORS, INC.
(Exact Name of Registrant as Specified In Its Charter)

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LITHIA MOTORS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 29, 2004

To the Shareholders of Lithia Motors, Inc.:

        I am pleased to invite you to the Annual Meeting of Shareholders of LITHIA MOTORS, INC., which will be held at the Rogue Valley Country Club, 2660 Hillcrest Road, Medford, Oregon 97504, on Thursday, April 29, 2004, at 4:30 p.m., Pacific Daylight Time for the following purposes.

  1.
  To elect seven (7) directors to serve for the ensuing year;

  2.
  To approve an amendment to the 2003 Stock Incentive Plan to increase the number of shares issuable under the plan;

  3.
  To approve an amendment to the Lithia Motors, Inc. 1998 Employee Stock Purchase Plan to increase the number of shares issuable under the plan; and

  4.
  To approve amendments to the Lithia Motors, Inc. Executive Bonus Plan.

We will also consider and act on such other matters as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 8, 2004 as the record date. Only holders of record of our common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in this proxy statement.

        The proxy statement, the proxy card, a return envelope and a copy of the Annual Report to Shareholders describing our operations for the year ended December 31, 2003 are enclosed.

        I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. Your shares will be voted at the meeting in accordance with your instructions.

Very truly yours,
SIDNEY B. DeBOER Chairman of the Board and Chief Executive Officer
April 1, 2004

LITHIA MOTORS, INC.
PROXY STATEMENT

General

        This proxy statement and the accompanying 2003 Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Lithia Motors, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2004 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Rogue Valley Country Club, 2660 Hillcrest Road, Medford, Oregon 97504 on Thursday, April 29, 2004, at 4:30 p.m. Pacific Daylight Savings Time and any adjournment thereof. These proxy materials and our 2003 Annual Report to Shareholders are being mailed on or about April 1, 2004 to shareholders of record as of March 8, 2004.

Solicitation and Revocation of Proxies

        The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by the Company.

        The Board of Directors has designated Sidney B. DeBoer and M. L. Dick Heimann as the proxy holders for the Annual Meeting. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with any specification made. Proxies submitted without specification will be voted to elect the nominees for directors proposed by the Board of Directors and for each of the proposals listed on the Notice of Annual Meeting.

        A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Lithia Motors, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later dated proxy will not affect a vote on any matter taken prior to its receipt by us.

        Our principal executive office and mailing address is at 360 E. Jackson Street, Medford, Oregon 97501.

Voting at the Meeting

        Our Class A common stock and Class B common stock constitute the only classes of securities entitled to notice of and to vote at the meeting. As of the record date, there were 14,871,528 shares of Class A common stock and 3,762,231 shares of Class B common stock outstanding and entitled to vote. All shares will vote together as a single voting group on all matters submitted to a vote of the shareholders at this year's Annual Meeting. Lithia's executive officers and directors hold a total of approximately 2.7% of the Class A common stock and 100% of the Class B common stock.

        At the annual meeting, each share of Class A common stock is entitled to one vote per share and each share of Class B common stock outstanding is entitled to ten votes per share. For a quorum to exist, there must be represented at the meeting in person or by proxy shares representing a majority of the votes entitled to vote at the meeting.

        Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

        Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will be counted. Proposals No. 2, No. 3 and No. 4 will be approved if more votes are cast in favor of the proposal than cast against it. Therefore, abstention from voting and nonvoting by brokers will have no effect.

BUSINESS TO BE CONDUCTED AT THE MEETING
Proposal No. 1
Election of Directors

        Our bylaws provide for not less than two and not more than seven directors. The Board of Directors has currently established the number of directors at seven. Directors are elected by the shareholders at our Annual Meeting and serve until the next annual meeting or until their successors are elected and qualified.

The Board of Directors recommends a vote FOR each of the nominees named below.

Nominee Name	Age	Has Been a Director Since
Sidney B. DeBoer	60	1968
Thomas Becker	52	1997
R. Bradford Gray	52	1997
M. L. Dick Heimann	60	1970
Philip J. Romero	47	2003
Gerald F. Taylor	63	2000
William J. Young	61	1997

        Each of these nominees is presently serving on our board. Mr. DeBoer is the father of our executive officers Bryan B. DeBoer and Jeffrey B. DeBoer. There are no other family relationships among our executive officers and directors.

        Certain biographical information is as follows:

        Sid DeBoer has served as the Chairman, Chief Executive Officer and Secretary since 1968. He also is a member of various automobile industry organizations, including the President's Club of the National Automobile Dealers Association, state auto dealers associations and the DaimlerChrysler National Dealer Council. Mr. DeBoer has earned several awards including the Time Magazine Quality Dealer Award in 1997, the Sports Illustrated All-Star Dealer Award in 1990 and Medford Chamber of Commerce Awards in 1986, 1991, 1993, 1998 and 2000. Mr. DeBoer is active with several community and charitable organizations, including Southern Oregon University Foundation Board, Medford Rogue Rotary, Medford Rogue Rotary Foundation (Treasurer), Oregon Community Foundation and Oregon Shakespeare Festival. Mr. DeBoer attended Stanford University and the University of Oregon.

        Tom Becker became a Director in March 1997. Mr. Becker is the Chief Executive Officer of Pacific Retirement Services, Inc. and Rogue Valley Manor, a continuing care retirement community, in Medford, Oregon. Pacific Retirement Services, Inc. is the parent corporation of over 30 retirement, senior housing and healthcare facilities in Oregon, California and Texas and provides management, operations and development services to non-profit retirement committees owned by others. Mr. Becker began his career with Rogue Valley Manor in January 1978. Mr. Becker holds a Bachelor of Science degree from the University of Oregon and serves on the Board of Directors of PremierWest Bancorp, Medford, Oregon.

        Brad Gray has served as Executive Vice President involved in acquisitions and human resources since 1996 and became a Director in 1997. From 1981 to 1995, he served in various capacities, including as General Manager of our Lithia Dodge (1989-1991) and Grants Pass (1991-1995) stores. Since 1975, Mr. Gray has held various positions in the automobile sales industry, including sales representative, sales manager and general manager.

        Dick Heimann has served as the Chief Operating Officer and Director since 1996 and was appointed President in 1997. Mr. Heimann joined Lithia in 1970 as General Sales Manager, and later was promoted to General Manager and Partner of our first Dodge stores in Medford and Ashland, Oregon. He held various positions with us prior to becoming Vice President of Operations in 1979. Prior to joining us, he served as a service representative and district manager of Chrysler Corporation from 1967 to 1970. He has been a member of various state and national automobile industry organizations and community charities. Mr. Heimann is a graduate of the University of Colorado with a B.S. in Biology and Languages.

        Philip Romero became a Director in January 2003. Mr. Romero has been the Dean of the Lundquist College of Business at the University of Oregon since 1999. From 1983 to 1990, Mr. Romero worked for

RAND Corporation as a consultant to the Defense Department and the Central Intelligence Agency. From 1990 to 1991, Mr. Romero served as Director of Corporate Strategy for United Technologies Corp., a diverse corporation with operations in the commercial and residential property industries and aerospace products and services. From 1991 to 1999, Mr. Romero served as Chief Economist to the Governor of California. Mr. Romero is also the author or co-author of several articles and books on the topics of international strategy and economic policy. Mr. Romero holds a B.A. in Economics and Political Science from Cornell University and an M.A. and a Ph.D. in Policy Analysis from RAND Graduate School.

        Jerry Taylor became a Director in April 2000. Mr. Taylor served as Vice President and Chief Financial Officer of Applied Materials, Inc., a manufacturer of semi-conductor equipment, from June 1984 until 1990, as Senior Vice President and Chief Financial Officer from 1990 until 1998 and as a senior advisor to the CEO from 1998 until 2000. Mr. Taylor serves as a member of the Board of Directors of Electro Scientific Industries, Inc. and the Oregon Shakespeare Festival.

        Bill Young became a Director in March 1997. Currently, Mr. Young is an Executive Director at J.D. Power and Associates, a global marketing information firm specializing in consumer research for the automotive industry. From 1994 through July 2000, Mr. Young was the Chairman of the Board, President and Chief Executive Officer of Advanced Machine Vision Corporation, operating in the machine vision industry. Prior to 1994, Mr. Young served with Volkswagen of America in various capacities for a period of 18 years, most recently as President and Chief Executive Officer. Mr. Young also has extensive experience as an independent automotive marketing consultant.

DIRECTOR INDEPENDENCE

        The Board of Directors has determined that Messrs. Becker, Romero, Taylor and Young are each an "independent director" under New York Stock Exchange ("NYSE") listing standards. The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the NYSE listing standards and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors held five regular meetings during the year ended December 31, 2003 and took action pursuant to three unanimous written consents. During 2003, no director attended fewer than 75% of the meetings of the board of directors and any committees of which the director was a member. Throughout 2003, the standing committees of our Board of Directors were the Audit Committee, the Compensation Committee and the Corporate Governance Committee (formerly the Nominating Committee).

        The Directors are expected to attend our annual meeting of shareholders, but are not required to do so. All of our directors attended our 2003 Annual Meeting of Shareholders.

        The Compensation Committee consisted of Messrs. Becker (Chairman), Taylor and Young during 2003. Mr. Romero was added to the Compensation Committee on March 4, 2003. All of the committee members are independent under NYSE listing standards. The Compensation Committee reviews the performance of Sidney DeBoer, our Chief Executive Officer, and establishes his base salary and incentive compensation. The Compensation Committee also approves the compensation for the other executive officers. The Compensation Committee also administers our 2003 Stock Incentive Plan, our 1998 Employee Stock Purchase Plan and our Executive Bonus Plan. The Compensation Committee held two meetings during 2003.

        The Audit Committee consisted of Messrs. Becker (Chairman), Taylor and Young during 2003, each of whom are independent as required by the NYSE listing standards. The Audit Committee is responsible for selecting and hiring our independent auditors and for overseeing our accounting functions, our system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee held seven meetings during 2003.

        The Audit Committee Charter is attached hereto as Appendix A. Pursuant to the charter, each committee member, as determined in the business judgment of the Board, will be (a) "independent", as that term is defined by the applicable securities regulations and listing standards; and (b) be financially literate and have the ability to read and understand basic financial statements.

        At least one member, as determined in the business judgment of the Board, will have adequate accounting or related financial expertise and sophistication to understand generally accepted accounting principles and assess the application of such accounting principles in the preparation of the financial statements to the degree necessary to satisfy the criteria for being considered an "audit committee financial expert." As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that one member of our Audit Committee, Mr. Gerald F. Taylor, has the qualifications to be an "audit committee financial expert" as defined in the SEC's rules and regulations.

        The Corporate Governance Committee consisted of Messrs. Romero (Chairman), Taylor and Young during 2003. The primary objective of the Corporate Governance Committee is to assist the Board of Directors in:

  •
  identifying qualified individuals to become board members and recommending to the Board nominees for each annual meeting of the stockholders;

  •
  determining the composition of the Board and its committees;

  •
  developing and implementing a set of effective corporate governance policies and procedures;

  •
  developing and enforcing a Code of Business Conduct;

  •
  monitoring a process to assess the effectiveness of the Board, its members and its committees; and

  •
  ensuring compliance with the NYSE listing standards.

        The Corporate Governance Committee was established in November 2003 to replace the previous Nominating Committee and held one meeting during 2003.

        Committee charters for the Compensation Committee, Audit Committee and the Corporate Governance Committee, as well as our Corporate Governance Guidelines and Code of Business Conduct, are all available on our website at www.lithia.com. You can also obtain any of these documents by writing to us at Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501.

        Nominees for election at the 2004 Annual Meeting of Shareholders are all currently directors and were originally recommended to our board by various sources, including our outside directors, advisors and other referral sources.

DIRECTOR QUALIFICATIONS AND NOMINATIONS

        The Corporate Governance Committee is responsible for identifying and evaluating potential director nominees to fill any vacancies on the Board. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. As a result, the Corporate Governance Committee annually reviews the composition of the Board and evaluates the qualifications and contributions of the current directors in the context of the desired composition of the Board, our operating requirements and the long-term interests of our shareholders. Consequently, the qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing Board composition at the time of any vacancy. Potential candidates are identified from various sources, including management, other board members, legal counsel, business leaders and other industry executives and directors. The Board has not used in the past, and does not anticipate using in the future, an outside director search firm to identify potential director nominees.

        The Corporate Governance Committee evaluates potential nominees based on certain established criteria which include the individual's diversity, age, skills experience and other factors it deems appropriate given our needs and the needs of the Board in order to maintain a desired balance of knowledge, experience and capabilities. Qualified director nominees should possess high moral character and personal integrity, high level of leadership or managerial experience, experience and knowledge relative to matters affecting our business, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long-term commitment to the interests of shareholders and our growth, freedom from conflicts of interest and the ability to dedicate sufficient time to Board activities and duties.

        We seek to attract and retain qualified candidates for board membership, regardless of the origin of recommendation. The Corporate Governance Committee will consider potential nominees recommended by any shareholder of record entitled to vote in the election of directors. Shareholders may recommend individuals to the Committee for consideration as potential director nominees by submitting a written recommendation to the Chairman of the Corporate Governance Committee in accordance with our Shareholder Communication Policy. To be considered for nomination to the following year's board of directors, the written recommendation must be received at our principal executive office not less than 120 days prior to the first anniversary of the mailing of the preceding year's proxy materials. For our 2005 Annual Meeting, the recommendation must be received no later than December 2, 2004.

        The written recommendation must include the candidate's name, together with appropriate biographical information, qualifications, and background materials, a statement that the person submitting the recommendation is a shareholder entitled to vote in the election of directors and a consent to serve as a director signed by the recommended individual. If the necessary information is received in a timely manner, the Corporate Governance Committee will evaluate the shareholder-recommended candidate using substantially the same process, and applying substantially the same criteria, as it uses to evaluate all other candidates. All qualified candidates are submitted to the Board for approval as director nominees. If the Board determines to nominate a shareholder-recommended candidate, the candidate's name will be included in our proxy and submitted to shareholders for election.

        Under Oregon law, shareholders also have the right to directly nominate director nominees at the meeting, without any action or recommendation on the part of the Corporate Governance Committee or the Board of Directors, by delivering written notice of the proposed nomination to the Secretary of Lithia Motors, Inc. at 360 E. Jackson Street, Medford, Oregon 97501, and the inclusion of a statement that such shareholder intends to attend the meeting to make the nomination. If the shareholder wants the nominee included in our proxy statement, the notice must be received at above address not less than 120 days prior to the first anniversary of the mailing of the preceding year's proxy materials and must set forth all information required by Rule 14a-8 of the Securities Exchange Act of 1934, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination. Finally, a shareholder or shareholder group making a nomination must comply with all other applicable requirements of the Exchange Act, including providing a nominee's consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        The Board of Directors has adopted a Shareholder Communication Policy to promote more efficient shareholder communications with the Board and management. Our Investor Relations Department is responsible for receiving and routing all shareholder communications. Corporate governance issues are the responsibility of the Corporate Governance Committee. Our Audit Committee handles concerns or allegations regarding possible violations of accounting or financial reporting matters. Management is the more appropriate group for handling all other matters and we encourage you to contact them accordingly.

        All correspondence with the Board of Directors or its members must be in writing, directed to the attention of either the Board of Directors or an individual director, and delivered to: Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501. A complete copy of our Shareholder Communications Policy is available on our website at www.lithia.com.

COMPENSATION OF DIRECTORS

        Directors who are not employees are paid their cash compensation monthly as earned, received stock option awards in March 2004 for their prior year of service and will be awarded stock in June 2004 for their prior year of service as follows:

  •
  $18,000 retainer;

  •
  $1,000 for each Board meeting attended;

  •
  $500 for each Audit Committee meeting attended the same day as a Board meeting;

  •
  $1,000 for attendance at one or more committee meetings attended on a day other than a day with a Board meeting ($500 if attended by teleconference);

  •
  an option grant covering 2,000 shares of our Class A common stock;

  •
  a 300 share Class A common stock grant for Board service;

  •
  a 200 share Class A common stock grant for being a member of the Compensation Committee or the Audit Committee (each); and

  •
  a 100 share Class A common stock grant for chairing each of the Board Committees.

        Based on the above, each of the outside directors has received, or will receive, the following for their prior year of service:

Director	Cash	Stock Grants	Stock Options
Thomas Becker	$23,000	900	2,000
Philip J. Romero	21,500	600	2,000
Gerald F. Taylor	23,000	700	2,000
William J. Young	23,000	700	2,000

Proposal No. 2
Approval of an Amendment to the Lithia Motors, Inc. 2003 Stock Incentive Plan

        The Board of Directors believes that equity compensation is important and beneficial to us and our shareholders because it enables us to attract and retain highly qualified personnel, provides our personnel a sense of ownership and an incentive to increase shareholder value.

        In accordance with the current terms of the 2003 Plan, we have the authority to issue a total of 1.2 million shares, of which only 293,284 remain available for grant as of March 15, 2004. Currently, 6 executive officers, 4 non-employee directors and approximately 120 other employees currently participate in the 2003 Plan. The number of shares available for grant under the 2003 Plan is not adequate to satisfy our future demands and the Compensation Committee has approved an amendment to the 2003 Plan, subject to shareholder approval, to increase the number of shares available for grant under the 2003 Plan from 1.2 million shares to 2.2 million shares.

New Plan Benefits

        The following table summarizes stock options granted under the 2003 Stock Incentive Plan from January 1, 2004 through March 15, 2004.

Name and Position	Number of Shares (A)
Sidney B. DeBoer, Chairman, Chief Executive Officer and Secretary	16,002
M. L. Dick Heimann, President, Chief Operating Officer and Director	16,002
R. Bradford Gray, Executive Vice President and Director	12,000
Bryan DeBoer, Senior Vice President, Mergers and Acquisitions/Operations	12,000
Don Jones, Jr., Senior Vice President, Retail Operations	8,001
Jeffrey B. DeBoer, Senior Vice President and Chief Financial Officer	8,001
Thomas Becker, Director	2,000
Philip J. Romero, Director	2,000
Gerald F. Taylor, Director	2,000
William J. Young, Director	2,000
All Current Executive Officers as a Group (6 people)	72,006
All Non-Executive Officer Directors as a Group (4 people)	8,000
All Currently Participating Non-Executive Officer Employees as a Group (approximately 120 people)	299,610

(A)
Options covering a total of 379,616 shares of our Class A common stock were granted between January 1, 2004 and March 15, 2004 under the 2003 Plan at an average exercise price of $29.42 per share. The exercise price is equal to the fair market value of our Class A common stock on the date of grant.

        Except as discussed above under "Director Compensation," we cannot forecast the extent or nature of awards that will be granted because future grants are entirely at the discretion of the Compensation Committee.

The Board of Directors unanimously recommends that our shareholders vote in favor of the amendment to the 2003 Stock Incentive Plan.

Proposal No. 3
Approval of an Amendment to the 1998 Employee Stock Purchase Plan to Increase the
Number of Shares Issuable Under the Plan

        Our shareholders have previously approved the 1998 Employee Stock Purchase Plan (the "ESPP") which permits eligible employees to purchase our Class A common stock via payroll deductions at a price equal to the lower of 85% of the market price of such shares on the first day or the last day of each fiscal quarter.

        We recommended the ESPP as a tool to encourage employee ownership of our stock in a belief that such ownership would heighten our employees' commitment and efforts. We believe the ESPP is a success and is achieving its desired results. During 2003, 1,782 employees (approximately 33% of those eligible) participated in the ESPP and purchased a total of 375,988 shares. Deductions are limited to 10% of a participant's base pay but no more than an amount sufficient to purchase shares having a fair market value of $25,000 in any plan year.

        Currently, the ESPP authorizes the sale of 1.5 million shares. As of March 15, 2004, 991,464 shares have been sold under the ESPP, leaving 508,536 shares available for purchase. In addition, we anticipate that approximately 61,000 shares will be issued pursuant to the ESPP on April 1, 2004. Upon recommendation of our Compensation Committee, the Board of Directors approved an amendment to the ESPP to increase the total shares available under the ESPP from 1.5 million to 1.75 million. Assuming our shareholders approve the amendment, we would have 758,536 shares available for future purchases at March 15, 2004.

        Because employees who control 5% or more of the total voting power of all classes of our stock are not eligible, Messrs. Sidney DeBoer, Heimann and Gray are not currently eligible to participate in the ESPP. Further, Messrs. Jeffrey DeBoer, Bryan DeBoer and Mark DeBoer are not able to participate because of their family relationship with Sidney DeBoer.

        A more complete summary of the ESPP is set forth in, and attached as, Appendix C.

New Plan Benefits

        The following table summarizes shares purchased under the ESPP from January 1, 2004 through March 15, 2004.

Name and Position	Number of Shares (A)
Sidney B. DeBoer, Chairman, Chief Executive Officer and Secretary	—
M. L. Dick Heimann, President, Chief Operating Officer and Director	—
R. Bradford Gray, Executive Vice President and Director	—
Don Jones, Jr., Senior Vice President, Retail Operations	—
Bryan DeBoer, Executive Vice President, Mergers and Acquisitions/Operations	—
Jeffrey B. DeBoer, Senior Vice President and Chief Financial Officer	—
Thomas Becker, Director	—
Philip J. Romero, Director	—
Gerald F. Taylor, Director	—
William J. Young, Director	—
All Current Executive Officers as a Group (6 people)	—
All Non-Executive Officer Directors as a Group (4 people)	—
All Non-Executive Officer Employees as a Group (approximately 5,000 people)	63,317

(A)
A total of 63,317 shares of our Class A common stock were purchased between January 1, 2004 and March 15, 2004 under the ESPP. The average purchase price of the shares purchased was $18.70 per share.

        Participation in the ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate.

The Board of Directors unanimously recommends that the shareholders vote in favor of the amendment to the 1998 Employee Stock Purchase Plan.

Proposal No. 4
Approval of Amendments to the Lithia Motors, Inc. Executive Bonus Plan

        At the 2003 Annual Meeting of Shareholders, shareholders approved the Lithia Motors, Inc. Executive Bonus Plan (the "Bonus Plan") to obtain beneficial tax treatment under Section 162(m) of the Internal Revenue Code. The Board of Directors has reviewed the terms of the Bonus Plan and adopted amendments to the Bonus Plan for 2004. The Board is submitting the amended Bonus Plan for shareholder approval in order for the Bonus Plan to continue to satisfy the requirements for performance based compensation payments to executive officers in order to be exempt from the deduction limitation contained in Section 162(m) of the Internal Revenue Code and related regulations.

Summary of the Executive Bonus Plan

        Participants.    In addition to Sidney B. DeBoer, our Chairman and Chief Executive Officer, the following executive officers are currently eligible to participate in the program for 2004: M. L. Dick Heimann, President and Chief Operating Officer; R. Bradford Gray, Executive Vice President; Bryan B. DeBoer, Executive Vice President, Mergers and Acquisition/Operations; Jeffrey B. DeBoer, Senior Vice President and Chief Financial Officer; and Don Jones, Jr., Senior Vice President, Retail Operations.

        Administration.    The Compensation Committee will administer the Bonus Plan. The Compensation Committee is comprised solely of independent directors.

        Bonuses.    The Bonus Plan authorizes the payment of an annual bonus tied to a percentage of the executive's salary based upon the attainment of performance targets related to the corporate objectives established by the Compensation Committee. The targets are related to:

  •
  fully diluted earnings per share;

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  operating margin;

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  same store sales and profit growth;

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  achieving manufacturer minimum sales requirements at or above an average for same store locations;

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  achieving manufacturer customer satisfaction and service satisfaction index scores at or above an average for same store locations;

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  certain used vehicle sales criteria; and

  •
  certain human resource development criteria.

        Each bonus award will be paid in cash or, at the option of the Compensation Committee, a combination of cash and stock or stock option awards.

        Although the Bonus Plan sets forth the amount of additional compensation the participants are eligible to receive, all payments under the Bonus Plan are discretionary and are only earned if subsequently approved by the Compensation Committee. The maximum payment authorized under the plan is equal to 150% of salary. A participant must be employed at the end of each year to be eligible for any bonus under the Bonus Plan.

        Federal Tax Consequences.    Section 162(m) of the Internal Revenue Code generally prohibits us from deducting for federal income tax purposes employee compensation that would otherwise be deductible to the extent such compensation exceeds $1.0 million for any covered employees in any fiscal year. Compensation that is performance-based, as defined in Section 162(m), is not subject to the deductibility limitations. The Bonus Plan is intended to address the limitation on deductibility by providing for compensation that qualifies as performance-based compensation.

        Compensation paid under the Bonus Plan will not be subject to the deduction limit if:

  •
  It is payable on account of the attainment of pre-established, objective performance goals set forth within the Bonus Plan;

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  The Compensation Committee, which is comprised solely of outside directors, approves the maximum individual awards on or near the beginning of each performance period;

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  The Bonus Plan, which sets forth the material terms of the compensation and performance goals, is disclosed to and approved by shareholders before payment; and

  •
  The Compensation Committee certifies that the performance goals have been satisfied before payment.

        The Bonus Plan contains provisions for each of the above requirements.

New Plan Benefits

        The following table summarizes the approximate amount of compensation that would have been earned pursuant to the Bonus Plan with the proposed amendments had they been in effect during 2003, given our 2003 results of operations and other 2003 indicators, and based on 2003 salaries.

Name and Position	Dollar Value (A)
Sidney B. DeBoer, Chairman, Chief Executive Officer and Secretary	$93,083
M. L. Dick Heimann, President, Chief Operating Officer and Director	$85,865
R. Bradford Gray, Executive Vice President and Director	$73,194
Bryan DeBoer, Senior Vice President, Mergers and Acquisitions/Operations	$61,350
Don Jones, Jr., Senior Vice President, Retail Operations	$57,600
Jeffrey B. DeBoer, Senior Vice President and Chief Financial Officer	$44,100
Thomas Becker, Director	—
Philip J. Romero, Director	—
Gerald F. Taylor, Director	—
William J. Young, Director	—
All Current Executive Officers as a Group (6 people)	$415,192
All Non-Executive Officer Directors as a Group (4 people)	—
All Non-Executive Officer Employees as a Group (approximately 5,100 people)	—

(A)
Amounts are not indicative of amounts to be earned under the Bonus Plan during 2004 since such amounts were based on the application of 2004 performance criteria to 2003 results of operations and other 2003 indicators.

The Board of Directors unanimously recommends that the shareholders vote in favor of the Amendments to the Lithia Motors, Inc. Executive BonusPlan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 10, 2004, certain information with respect to ownership of our common stock of (i) each Director, (ii) each executive officer, (iii) all persons known by us to be beneficial owners of more than 5 percent of our common stock, and (iv) all executive officers and Directors as a group.

Shareholder	Class(1)	Number of Shares(2)(3)	Percent of Shares Outstanding(3)
Lithia Holding Company, LLC(4)(5)	Class B	3,762,231	100%
Sidney B. DeBoer(4)(5)(6)	Class A Class B	190,836 3,762,231	1.3 100	% %
FMR Corp.(7) 82 Devonshire Street Boston, Massachusetts 02109	Class A	2,203,600	14.8%
Wasatch Advisors, Inc.(8) 150 Social Hall Avenue Salt Lake City, Utah 84111	Class A	1,192,616	8.0%
Wellington Management Company, LLP(9) 75 State Street Boston, Massachusetts 02109	Class A	1,190,400	8.0%
Barclays Global Investors, Inc.(10) 45 Fremont Street San Francisco, California 94105	Class A	1,188,535	8.0%
Capital Group International, Inc.(11) 11100 Santa Monica Blvd. Los Angeles, California 90025	Class A	1,032,040	6.9%
J.P. Morgan Chase & Co.(12) 270 Park Avenue New York, New York 10017	Class A	759,010	5.1%
M. L. Dick Heimann(4)(13)	Class A	224,726	1.5%
R. Bradford Gray	Class A	84,919	*
Don Jones, Jr.(14)	Class A	66,746	*
Jeffrey B. DeBoer(15)	Class A	40,032	*
Bryan B. DeBoer	Class A	40,005	*
Thomas Becker	Class A	17,400	*
Gerald F. Taylor	Class A	14,300	*
William J. Young	Class A	7,300	*
Philip J. Romero	Class A	1,000	*
All current executive officers and directors as a group (10 persons)(16)	Class A Class B	687,264 3,762,231	4.5 100	% %

*
Less than one percent

(1)
The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to 10 votes per share and is convertible into Class A common stock on a share for share basis at the option of the holder thereof or under certain other circumstances.

(2)
Includes shares subject to options exercisable within 60 days of March 10, 2004 as follows:

Name	Number of Options
Sidney B. DeBoer	60,527
M. L. Dick Heimann	64,163
R. Bradford Gray	36,969
Don Jones, Jr.	29,571
Jeffrey B. DeBoer	38,727
Bryan B. DeBoer	31,675
Thomas Becker	7,000
Gerald F. Taylor	4,000
William Young	7,000
Philip Romero	1,000
All current executive officers and directors as a group	280,632
(3)
Applicable percentage of ownership is based on 14,871,528 shares of Class A common stock outstanding and 3,762,231 shares of Class B common stock outstanding as of March 10, 2004, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated, the beneficial owner is deemed to have sole voting and dispositive power with respect to all shares held. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 10, 2004 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(4)
Such person can be reached c/o 360 E. Jackson Street, Medford, Oregon 97501.

(5)
Sidney DeBoer, as the manager of Lithia Holding Company and pursuant to the terms of its operating agreement, has the sole voting and investment power with respect to all of the Class B common stock. Accordingly, all shares held by Lithia Holding Company are deemed beneficially owned by him. The following table gives tabular information regarding the ownership of Lithia Holding Company, LLC:

	Units Owned
Unit Holder
	Number	Percent
DeBoer Family LLC	46,167	48.9%
Heimann Family LLC	34,875	36.9%
R. Bradford Gray	7,000	7.4%
DeBoer Insurance, LLC	4,990	5.3%
Sidney B. DeBoer Trust	1,425	1.5%

	94,457	100.0%

  Sidney B. DeBoer is the manager of the DeBoer Family LLC, whose members include Mr. DeBoer, his spouse and other family members. M. L. Dick Heimann is the manager of the Heimann Family LLC, whose members include Mr. Heimann and other family members. Bryan DeBoer is the manager of DeBoer Insurance, LLC, whose members are Bryan B. DeBoer, Jeffrey B. DeBoer and Mark D. DeBoer. Sidney B. DeBoer is the trustee and owner of the Sidney B. DeBoer Trust.

(6)
Includes 10,074 Class A shares held in Mr. DeBoer's 401(k) account, 280 Class A shares held by Mr. DeBoer's spouse, 109,500 Class A shares held by the DeBoer Family LLC and all Class B shares held by Lithia Holding Company, LLC, which he controls.

(7)
Based solely on information provided on Schedule 13G/A filed with the Securities and Exchange Commission by FMR Corp. (FMR). The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,442,400 of the shares. FMR has sole voting power with respect to 554,800 shares and sole dispositive power with respect to all 2,203,600 shares.

(8)
Based solely on information provided on Schedule 13G/A filed with the Securities and Exchange Commission by Wasatch Advisors, Inc. (Wasatch), a registered investment adviser.

(9)
Based solely on information provided on Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP (Wellington), a parent holding company and a registered investment adviser. Wellington has shared voting power with respect to 564,000 shares and shared dispositive power with respect to all 1,190,400 shares.

(10)
Based solely on information provided on Schedule 13G filed with the Securities and Exchange Commission by Barclays Global Investors, NA. (Barclays), a registered investment adviser. Barclays has sole voting and dispositive power with respect to 1,079,590 shares.

(11)
Based solely on information provided on Schedule 13G filed with the Securities and Exchange Commission by Capital Group International, Inc. (CGII) and Capital Guardian Trust Company (CGTC). CGII is the parent holding company of CGTC, a bank. CGTC is deemed to be the beneficial owner of the 1,032,040 shares. CGII has sole voting power with respect to 678,030 shares and sole dispositive power with respect to all 1,136,640 shares.

(12)
Based solely on information provided on Schedule 13G/A filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co. (J.P. Morgan), a parent holding company. J.P. Morgan has sole voting power with respect to 711,345 shares, shared voting power with respect to 1,500 shares, sole dispositive power with respect to 754,110 shares and shared dispositive power with respect to 4,900 shares.

(13)
Includes 15,964 Class A shares held by Mr. Heimann's spouse and 25,899 Class A shares held in his 401(k) account.

(14)
Includes 10,128 Class A shares held in Mr. Jones' 401(k) account.

(15)
Includes 1,305 Class A shares held in Mr. DeBoers' 401(k) account.

(16)
Class A includes 15,964 shares held by Mr. Heimann's spouse, 25,899 shares held in Mr. Heimann's 401(k) account, 10,074 shares held in Sidney DeBoer's 401(k) account, 280 shares held by Sidney DeBoer's wife, 99,500 shares held by the DeBoer Family LLC, 10,128 shares held in Mr. Jones' 401(k) account and 1,305 shares held in Jeffrey B. DeBoer's 401(k) account.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes equity securities authorized for issuance as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by shareholders	1,323,623	$14.10	1,233,353
Equity compensation plans not approved by shareholders	—	—	—

Total	1,323,623	$14.10	1,233,353	(1)

(1)
Includes 661,500 shares available pursuant to our 2003 Stock Incentive Plan and 571,853 shares available pursuant to our Employee Stock Purchase Plan.

CODE OF ETHICS

        We have adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive, financial and accounting officers. A complete copy of our Code of Business Conduct is available on our website at www.lithia.com, or you may request a copy by mail from our Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501. We intend to publicly disclose all amendments to and waivers of the Code of Business Conduct on our website.

EXECUTIVE OFFICERS

        The following table identifies our current executive officers, the positions they hold, and the year in which they became an employee. Our officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s)	With Company Since
Sidney B. DeBoer	60	Chairman, Chief Executive Officer and Secretary	1968
M. L. Dick Heimann	60	President, Chief Operating Officer and Director	1970
R. Bradford Gray	52	Executive Vice President and Director	1981
Bryan B. DeBoer	37	Executive Vice President, Mergers and Acquisitions/ Operations	1989
Don Jones, Jr.	41	Senior Vice President, Retail Operations	1989
Jeffrey B. DeBoer	39	Senior Vice President and Chief Financial Officer	1997

        Information on the business backgrounds of Sidney B. DeBoer, M. L. Dick Heimann and R. Bradford Gray is provided in "Election of Directors" above.

        Bryan DeBoer joined us in 1989 working in various capacities including General Manager of certain stores, Finance Manager and General Sales Manager. In 1996, Mr. DeBoer began serving on the acquisition team and was promoted to Vice President, Acquisitions in 1997. In March 2000, Mr. DeBoer was promoted to Senior Vice President, Mergers and Acquisitions/Operations and on August 1, 2003, he was promoted to Executive Vice President, Mergers and Acquisitions/Operations. Mr. DeBoer has a B.S. degree from Southern Oregon University. Mr. DeBoer also graduated from the National Auto Dealers Association Dealer Academy in 1990, where he was trained in all operational aspects of auto retailing.

        Don Jones joined us in 1989 as a General Sales Manager after 13 years of auto retailing experience outside of Lithia. Mr. Jones has held various other positions including General Manager, Executive Manager and Regional Manager. In 1997, Mr. Jones was promoted to Vice President, Operations and in March 2000, he was promoted to Senior Vice President of Retail Operations. Mr. Jones holds degrees from Menlo College in Atherton, California and the University of Oregon.

        Jeff DeBoer joined us in March 1997 as Vice President, Finance and Investor Relations. In March 2000, Mr. DeBoer was promoted to Senior Vice President and Chief Financial Officer. Prior to joining Lithia, Mr. DeBoer was an equity analyst and sector fund manager at Fidelity Investments Japan from 1994 to 1997 and a Credit Officer at Fuji Bank, Ltd., in Tokyo, Japan from 1988 to 1992. Mr. DeBoer holds an undergraduate degree from Pomona College and an M.B.A. degree with a specialty in finance and investment management from London Business School. Mr. DeBoer also graduated from the National Auto Dealers Association Dealer Academy in 2002, where he was trained in all operational aspects of auto retailing.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows compensation paid to our Chief Executive Officer and the top five other executive officers during 2003 who had total compensation during 2003 exceeding $100,000 (the "Named Executive Officers").

		Annual Compensation			Long-Term Comp. Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options (#)	All Other Compensation
Sidney B. DeBoer Chairman, Chief Executive Officer and Secretary	2003 2002 2001	$620,555 574,000 552,000	$365,793 363,800 635,356	$12,917 19,213 12,747	— 16,000 16,000	— — —
M. L. Dick Heimann President, Chief Operating Officer and Director	2003 2002 2001	572,434 480,000 446,000	313,200 313,000 536,500	9,709 14,061 11,993	— 16,000 16,000	— — —
R. Bradford Gray Executive Vice President and Director	2003 2002 2001	487,962 420,000 390,000	277,200 277,000 570,500	12,845 15,360 15,224	— 12,000 12,000	— — —
Bryan B. DeBoer Executive Vice President, Mergers and Acquisitions/Operations	2003 2002 2001	409,000 360,000 334,000	299,603 242,200 399,650	16,151 14,590 15,291	— 8,000 8,000	— — —
Don Jones, Jr. Senior Vice President, Retail Operations	2003 2002 2001	384,000 360,000 341,000	241,200 237,200 399,833	13,086 6,352 6,867	— 8,000 8,000	— — —
Jeffrey B. DeBoer Senior Vice President and Chief Financial Officer	2003 2002 2001	294,000 281,750 268,100	186,480 182,300 298,400	12,917 9,832 10,843	— 8,000 8,000	— — —

(1)
Includes a "years of service bonus" for each of the Named Executive Officers, except Jeffery B. DeBoer, of $3,500 in 2001 and $1,800 in 2002 and 2003. Jeffrey DeBoer's "years of service bonus" was $1,400, $900 and $1,080 in 2001, 2002 and 2003, respectively. All full-time employees are entitled to an annual "years of service bonus" for each year of employment (maximum of ten years) in an amount determined by management in its discretion at year-end. The remainder of the bonus amounts were awarded by the Compensation Committee based upon the 2003 Executive Bonus Plan approved by the Board of Directors as well as certain other bonus amounts for Mr. Bryan DeBoer.

(2)
Includes an automobile allowance and Lithia contributions to employees' 401(k) account.

Stock Option Grants

        There were no options granted to the Named Executive Officers in 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information concerning the exercise of options during 2003 and unexercised options held as of the end of the fiscal year, with respect to the Named Executive Officers.

			Number of Securities Underlying Unexercised Options At FY-End (#)		Value of Unexercised In-The-Money Options At FY-End(1)
	Number of Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sidney B. DeBoer	—	—	67,282	64,000	$693,335	$839,838
M. L. Dick Heimann	—	—	70,918	64,000	$782,272	$839,838
R. Bradford Gray	—	—	74,804	56,055	$1,371,622	$668,799
Bryan DeBoer	—	—	29,675	40,000	$457,143	$468,440
Don Jones, Jr.	—	—	29,791	40,000	$468,068	$468,440
Jeffrey B. DeBoer	—	—	30,727	40,000	$371,082	$468,440

(1)
Market value of the underlying securities at December 31, 2003 ($25.21 per share), minus exercise price of the unexercised options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors was composed of Messrs. Becker (Chairman), Romero, Taylor and Young during 2003. All members of the Compensation Committee are non-employee, outside directors. Although Mr. Sidney DeBoer, our Chief Executive Officer, served on our Board of Directors in 2003 and participated in compensation discussions, he did not participate in any deliberations or decisions regarding his own compensation.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for establishing the compensation for our Chief Executive Officer and approving the compensation and incentive plans for the other Named Executive Officers.

Compensation Philosophy and Policies

        Our goal is to structure executive officer compensation to attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance. Executive officer compensation includes competitive base salaries, performance based bonuses and long-term stock-based incentive opportunities in the form of options exercisable to purchase our Class A common stock.

        It is the policy of the Compensation Committee to structure, to the extent possible, compensation that meets the "performance-based" criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations.

Base Salaries

        Base salaries for the Named Executive Officers were determined on factors including, but not limited to, the responsibilities assigned to such persons and the salaries for comparable positions within the industry.

Annual Bonuses

        For 2003, our Chief Executive Officer and other executive officers were paid a bonus pursuant to our Executive Bonus Plan, which was approved by shareholders at our 2003 Annual Meeting of Shareholders. The Executive Bonus Plan authorizes the payment of an annual bonus equal to a maximum of 150% of the executive's salary based upon the attainment of performance targets related to the corporate objectives established by the Compensation Committee. The targets are related to:

  •
  fully diluted earnings per share;

  •
  return on average equity;

  •
  operating margin;

  •
  same store sales and profit growth;

  •
  achieving manufacturer minimum sales requirements at or above an average for same store locations; and

  •
  achieving manufacturer customer satisfaction and service satisfaction index scores at or above an average for same store locations.

        Based on the above, the Compensation Committee approved a bonus for each of the Named Executive Officers equal to 60% of their annual salary. These bonuses were paid in cash and totaled $361,800 for the Chief Executive Officer and from $185,400 to $311,400 for the other Named Executive Officers as detailed in the "Summary Compensation Table" above.

Stock Option Plan

        Lithia's 2003 Stock Incentive Plan provides for the issuance of incentive and/or nonqualified stock options and restricted stock grants to officers and other key employees to purchase shares of our Class A common stock. There were no options granted to the Named Executive Officers during 2003.

401(k) Plan

        Lithia has a defined contribution 401(k) plan and trust covering substantially all full-time employees. The annual contribution to the plan is at the discretion of the Board of Directors. During 2003, the Chief Executive Officer received $2,100 under this plan and each of the other named executive officers received between $1,800 and $2,100 under this plan.

Employee Stock Purchase Plan

        Lithia maintains an Employee Stock Purchase Plan, which covers substantially all eligible full-time employees. Messrs. Sidney B. DeBoer, Heimann and Gray are not eligible to participate in the Employee Stock Purchase Plan since employees who control 5% or more of the total voting power of all classes of Lithia's stock are not eligible. Further, Messrs. Jeffrey DeBoer, Bryan DeBoer and Mark DeBoer are not able to participate because of their family relationship with Sidney DeBoer.

SUBMITTED BY:
Thomas Becker, Chairman
Philip J. Romero
Gerald F. Taylor
William J. Young

STOCK PERFORMANCE GRAPH

        The following line-graph shows the annual percentage change in the cumulative total returns for the past five years on an assumed $100 initial investment and reinvestment of dividends, on (a) Lithia Motors, Inc.'s Class A common stock; (b) the Russell 2000; and (c) a peer group index composed of United Auto Group, Inc., Auto Nation, Sonic Automotive, Inc., Group 1 Automotive, Inc. and Asbury Automotive Group, the only other comparable publicly traded automobile dealerships in the United States as of December 31, 2003. The peer group index utilizes the same methods of presentation and assumptions for the total return calculation as does Lithia Motors and the Russell 2000. All companies in the peer group index are weighted in accordance with their market capitalizations.

		Indexed Returns
		Year Ended
Company/Index	Base Period 12/31/98
		12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Lithia Motors, Inc.	$100.00	$108.30	$75.39	$125.45	$95.09	$153.69
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
Peer Group Index	100.00	64.94	45.26	97.23	82.62	132.84

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2003, we paid Mark DeBoer Construction, Inc. $1.6 million for constructing or remodeling certain of our stores. These amounts included approximately $1.0 million for subcontractors and materials, permits, licenses, travel and various miscellaneous fees and approximately $638,000 for construction management fees to cover the company's operating expenses and compensation of its employees. Mark DeBoer, the President and owner of Mark DeBoer Construction, is the son of Sidney B. DeBoer, our Chairman and Chief Executive Officer. We believe the amount paid is fair in comparison with fees negotiated with independent third parties and all significant transactions are reviewed and approved by our Audit Committee.

INDEPENDENT AUDITORS

        Our Audit Committee retained KPMG LLP as our independent auditor for the year ended December 31, 2003. Our Audit Committee has also retained KPMG LLP as our independent auditor for the year ending December 31, 2004. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of the firm if such representative so desires, and will be available to respond to appropriate shareholder questions.

Fees Paid to KPMG LLP Related to Fiscal 2003 and 2002

	2003	% approved by Audit Committee	2002	% approved by Audit Committee
Audit Fees	$355,000	100%	$331,250	100%
Audit Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees(1)	13,190	100%	112,527	100%

	$368,190		$443,777

(1)
In 2003, All Other Fees include assistance with an IRS audit and a Form S-8 filing. In 2002, All Other Fees represents fees related to the preparation of a comfort letter for the filing of a Form S-3 related to an equity offering and preparation of a consent for the filing of a Form S-8.

Pre-Approval Policies

        All audit and non-audit services performed by KPMG, and all audit services performed by other independent auditors, must be pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, audits of employee benefit plans, tax compliance assistance, tax consulting and assistance with executing our acquisition strategy. KPMG may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including but not limited to any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services, and performing any management or human resources functions.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors reports to the Board and is responsible for assisting the Board in fulfilling its oversight responsibilities relating to (a) the preparation and integrity of Lithia's financial statements; (b) the engagement of independent auditors and the evaluation of their performance, qualifications and independence; (c) the implementation and evaluation of Lithia's internal accounting and financial controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or the Board. The current charter was adopted on December 3, 2003 and is attached to this proxy statement as Appendix A.

        In discharging our responsibilities, we have met with Lithia's management and its independent auditors, KPMG LLP, to review Lithia's accounting functions and the audit process. We discussed and reviewed with the independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. We also discussed and reviewed the results of the independent auditors' audit of

Lithia's financial statements, the quality and adequacy of Lithia's internal controls, and issues relating to auditor independence. We also obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," and discussed with the auditors any relationships that may impact their objectivity and independence.

        Based on our review and discussions with Lithia's management and independent auditors, we found nothing that gave us concern and we recommended to the Board that the audited financial statements be included in Lithia's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        We also meet regularly with Lithia's internal audit manager to review the nature and extent of Lithia's internal controls, the review procedures performed by internal audit regarding such controls and the frequency and results of such reviews. We note that a follow-up procedure is in place to monitor any corrective actions that have been recommended.

Submitted by:
Thomas Becker, Chairman
Gerald F. Taylor
William J. Young

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, ("Section 16") requires our executive officers and directors and all persons who beneficially own more than ten percent of our common stock (referred to as "ten percent shareholders") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and all subsequent changes in their ownership of our common stock and other equity securities.

        Based solely on the review of copies of the forms provided to us and the representations by the executive officers, directors and ten percent shareholders, we believe, to the best of our knowledge, that all Section 16(a) filing requirements were met for fiscal year ended December 31, 2003.

OTHER BUSINESS AND SHAREHOLDER PROPOSALS

        We know of no other business to be conducted at the Annual Meeting. Proposals intended to be presented by any shareholder at our 2005 Annual Meeting must be received by us in writing at our principal office no later than December 2, 2004 and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in our proxy statement for that meeting.

FORM 10-K

        We will provide, without charge, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501. You may also find our Form 10-K on our website at www.lithiamotors.com.

Dated: April 1, 2004

APPENDIX A

LITHIA MOTORS, INC.
Audit Committee Charter

Purpose

        The Audit Committee is a committee of the Board of Directors organized for the primary purpose of assisting the Board in fulfilling its oversight responsibilities relating to (a) the preparation and integrity of the Company financial statements; (b) the engagement of independent auditors and the evaluation of their performance, qualifications and independence; (c) the implementation and evaluation of the Company internal accounting and financial controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or the Board.

        The Audit Committee serves as a conduit to promote open communication between the independent auditors, the accounting department and any internal auditors, management and the Board of Directors. The Audit Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

Committee Membership

        The Board of Directors, based upon recommendation by the Corporate Governance Committee, will appoint Committee members and a Chair annually, such appointments to occur after the annual Board of Directors' meeting. If the Board does not appoint a Chair of the Audit Committee, then the Audit Committee members may elect one member to serve as the Chair. The Chair will serve as the primary contact person for communications between the Audit Committee and management, the Board and the independent auditors, outside of regular Audit Committee meetings.

        Each committee member, as determined in the business judgment of the Board, will be (a) "independent", as that term is defined by the applicable securities regulations and listing standards; and (b) be financially literate and have the ability to read and understand the Company's basic financial statements. At least one member, as determined in the business judgment of the Board, will have adequate accounting or related financial expertise and sophistication to understand generally accepted accounting principles and assess the application of such accounting principles in the preparation of the Company financial statements to the degree necessary to satisfy the criteria for being considered an "audit committee financial expert."

        If an Audit Committee member serves on the audit committee of more than three public companies, the Board will be required to determine that such simultaneous service will not adversely affect such member's ability to effectively serve on the Company Audit Committee.

Meetings

        The Audit Committee may meet as often as it deems necessary and appropriate to fulfill its purpose and responsibilities, but no less regular than necessary to review the financial results of the Company for any period for which financial statements or information are prepared and disseminated to the shareholders. Meetings may be called by the Chair of the Audit Committee or the Chair of the Board and will be conducted in accordance with the Company bylaws. The Audit Committee may take action by written consent of all its members.

        As part of its regular meetings, the Audit Committee will meet in executive session and jointly and separately with management, the Company's internal auditors and the independent auditors. Reports of meetings and actions taken at meetings or by consent action shall be reported to the Board by the

Audit Committee Chair at the next regularly scheduled Board meeting and shall include any recommendations of the Audit Committee for consideration by the Board. The Audit Committee Chair shall be available to answer questions of other directors and discuss actions taken or matters considered by the Audit Committee.

Committee Authority and Responsibilities

        In carrying out its duties and responsibilities, the Audit Committee should design its policies and procedures to be flexible, in order to best react to changing conditions and circumstances and ensure the Company accounting, financial reporting and auditing practices are appropriately tailored to address the Company's specific financial and business risks.

        The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate.

  •
  The Audit Committee will have the sole authority to select, hire and fire the independent auditor, to approve all fees and other terms of the audit engagement and to pre-approve any non-audit relationships and engagements with the independent auditors. Although the independent auditor will report directly to the Audit Committee and the Audit Committee is ultimately responsible for the supervision of the independent audit function, management may consult with the independent auditor whenever necessary.

  •
  The Audit Committee will annually review and evaluate the performance of the independent auditors and their independence from management and the Company. The Audit Committee also will be responsible for assuring the regular rotation of the audit partner as may be required by the securities regulations or listing standards.

  •
  The Audit Committee shall discuss with the independent auditors the overall scope and plans for audits, including the adequacy of staffing and compensation; the results of their audit, including material issues regarding accounting and auditing principles and practices; and any significant audit problems or disagreements with management regarding proposed accounting adjustments or financial reporting recommendations and any other matters required to be discussed by Statement on Auditing Standards No. 61 relating to conducting the Company audit.

  •
  The Audit Committee will be responsible for resolving disagreements between management and the independent auditors regarding accounting and financial reporting matters for purposes of preparing and issuing audited financial statements.

  •
  The Audit Committee shall discuss with any internal auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation; the results of their audit, including major issues regarding accounting and auditing principles and practices; and the adequacy of the Company's internal controls; and compliance with the Company's policies and programs.

  •
  The Audit Committee shall discuss with the independent auditors the adequacy and effectiveness of the internal accounting and financial controls, including the Company's system to monitor and manage business risk.

  •
  The Audit Committee shall meet periodically with management to review risk assessment, risk management guidelines and policies, the Company's financial risk exposure and the Company's system to monitor and control such exposure. Management, however, will remain ultimately responsible for risk management.

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  The Audit Committee shall meet separately with the independent auditors and internal auditors, without management present, to discuss the results of their examinations and will provide sufficient opportunity for any internal auditors and the independent auditors to meet privately with the Audit Committee Chair.

  •
  The Audit Committee shall meet with management and the independent auditors to discuss the annual and quarterly financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, and any other Exchange Act filings the Audit Committee and internal auditors deem necessary to determine that the independent auditors are satisfied with the disclosures and content of the financial statements to be presented to the shareholders.

  •
  The Audit Committee shall review and discuss the types of information to be disclosed and the presentation of such information with regard to earnings press releases and financial information and earnings guidance given to analysts and rating agencies.

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  The Audit Committee shall review with the CEO and CFO the Company internal controls, which include disclosure controls and procedures and internal controls over financial reporting and will periodically, but not less than quarterly, discuss with management its conclusions about the efficacy of the Company disclosure controls and procedures, and, not less than annually, discuss management's conclusions about the efficacy of Company internal controls over financial reporting, including any material deficiencies in such controls and procedures and the appropriate action to correct any such deficiencies.

  •
  The Audit Committee will meet on a quarterly basis with the Chair of the Disclosure Committee and management to discuss (a) any significant deficiencies in the design and operation of the Company disclosure controls and procedures that could adversely affect the Company's ability to record, process, summarize and report financial data, and any material weakness in internal controls over financial reporting; and (b) any fraud, regardless of whether in is material, that involves management or Company personnel who have a significant role in the Company's internal controls.

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  The Audit Committee shall review with management and the independent auditors any changes in accounting principles and other significant financial reporting issues, including the use of "pro-forma" or "adjusted" non-GAAP information.

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  The Audit Committee shall periodically review the accounting and financial personnel of the Company and address succession planning.

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  The Audit Committee shall submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the full Board.

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  At least annually, the Audit Committee shall review and evaluate its performance to improve its effectiveness and responsiveness to the Board and management, and reassess the adequacy of its Charter and recommend proposed changes to the Board for its approval.

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  The Audit Committee shall establish and maintain procedures for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and (b) the confidential, anonymous complaints or allegations by employees of concerns regarding questionable accounting, internal controls or auditing matters.

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  The Audit Committee shall serve as the Qualified Legal Compliance Committee to receive, evaluate and appropriately address all reports of potential wrongdoing received from legal counsel pursuant to the Sarbanes-Oxley Act of 2002 and Rule 205 of the Securities Exchange Commission.

  •
  The Audit Committee shall meet periodically with the Company's internal and external general counsel and other appropriate Company personnel to review material legal affairs of the

    Company and any material reports or inquiries received from regulatory or governmental agencies.

  •
  The Audit Committee will discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements and accounting policies; or compliance with other rules, regulations or laws.

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  The Audit Committee shall have the authority, to the extent it deems necessary, to retain independent legal, accounting or other advisors without need for Board approval, and the Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to such advisors retained by the Audit Committee.

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  The Audit Committee will have access to all Company personnel and records it deems necessary to fulfill its duties and responsibilities under this Charter.

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  The Audit Committee shall review and approve all related party transactions that must be disclosed pursuant to Item 404 of Regulation S-K of the SEC rules and regulations.

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  The Audit Committee has the authority to designate subcommittees, as it deems necessary and appropriate, consisting of at least one member of the Audit Committee to address specific issues on behalf of the Audit Committee.

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  The Audit Committee may appoint a Secretary, who need not be member of the Audit Committee, to keep minutes of all Audit Committee meetings and such other records the Audit Committee deems necessary and appropriate.

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  The Audit Committee shall prepare a report for inclusion in the Company's annual proxy statement in accordance with the applicable securities regulation and listing requirements.

Limitations

        The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

        Approved December 3, 2003

APPENDIX B

LITHIA MOTORS, INC.
2003 Stock Incentive Plan Summary

General

        The Lithia Motors, Inc. 2003 Stock Incentive Plan (the "2003 Plan") became effective March 4, 2003 and will terminate 10 years thereafter. Termination will not affect outstanding options at the time of termination.

Shares Covered

        The 2003 Plan provides for the issuance of 1.2 million shares of Lithia Motors, Inc. Class A common stock. The proposed amendment will increase the number of shares reserved under the 2003 Plan to 2.2 million shares.

Eligibility

        All employees, non-employee directors and consultants are eligible to participate in the 2003 Plan. Incentive stock options may be granted only to employees.

Options Outstanding

        As of March 15, 2004, options covering 1,516,933 shares of Class A common stock were outstanding under the 2003 Plan and previous stock option plans at a weighted average exercise price of $18.45 per share. As of March 15, 2004, options covering 293,284 shares remained available for future grant under the 2003 Plan.

        In the event any option granted under the 2003 Plan expires without being exercised, the unexercised shares previously subject to the expired option would again become available for future grants.

Administration

        The 2003 Plan is administered by the Compensation Committee of the Board of Directors.

Amendment

        The Board of Directors may, at any time and from time to time, modify or amend the 2003 Plan as it deems advisable except that any amendment increasing the number of shares of common stock reserved under the 2003 Plan or expanding the eligible persons under the 2003 Plan shall only become effective if and when such amendment is approved by the shareholders.

Grant of Options and Restricted Stock

        Options granted under the 2003 Plan are designated as either "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code, or "Non-Qualified Stock Options." Each person receiving an option or a restricted stock award must execute a written agreement setting forth the specific terms of that particular option or restricted stock award. The Compensation Committee has full discretion, subject to the terms and conditions of the 2003 Plan, to determine the specific terms of each grant.

        The Incentive Stock Options may be granted only to employees and are exercisable at 100% of the fair market value of the shares on the date of grant, unless the person receiving the option grant beneficially owns 10% or more of the outstanding shares, in which case the exercise price must be at least 110% of the fair market value. The term of the options may not exceed 10 years from the date of the grant and may be subject to a vesting schedule as determined by the Compensation Committee; and in the case of a 10% owner, the term may not exceed 5 years. Incentive Stock Options are not transferable, except by will or laws of descent and distribution upon death of the option holder.

        The Non-Qualified Stock Options may be granted to employees, directors and other individuals determined by the Compensation Committee to have performed services of importance in the management, operation or development of our business or any of our subsidiaries at any price determined in the sole discretion of the Compensation Committee. The Compensation Committee also has sole discretion in determining the term, not to exceed 10 years, and the vesting schedule. Under certain circumstances, if permitted by the Compensation Committee, Non-Qualified Stock Options may be transferable by gift for the benefit of immediate family in addition to a will or the laws of descent and distribution upon death.

Exercise of Options

        Options may be exercised while the recipient is employed or is serving as a director and within three months after termination of service. If termination of service is because of death or disability, the option holder or their representative may exercise the options within 12 months of the date of death or disability. If the service is terminated for cause, the Compensation Committee may immediately terminate any unexercised options. In the event of a transaction involving a change of control, such as a merger or acquisition, option holders would be immediately entitled to exercise all of their options, notwithstanding any vesting schedule, unless adequate provisions were made for the continuation of the options.

        At the discretion of the Compensation Committee, the 2003 Plan permits the option holder to pay the exercise price of any options with cash, Company common stock held by the option holder for at least six months, by delivery of a full recourse promissory note, or by broker-assisted cashless exercises of stock options.

Restricted Stock Grants

        Restricted stock grants may be made alone, in addition to, or together with other awards under the 2003 Plan. Unless the Compensation Committee determines otherwise, each Restricted Stock Agreement will provide that, upon the recipient's termination of employment for any reason, any non-vested stock is forfeited to or repurchased by the Company for the nominal amount paid by the recipient. The forfeiture or repurchase provisions for the non-vested stock will lapse at a rate or upon the achievement of performance goals, as determined by the Compensation Committee. Shares covered by a restricted stock grant may not be transferred by the grantee prior to vesting.

        The Compensation Committee will determine whether or not a restricted stock grantee must make a payment to the Company for all or some portion of the fair market value of the shares of common stock covered by the award. The Compensation Committee will also determine whether grants are subject to a performance-based vesting schedule, time-based vesting schedule or combination of both. The terms of vesting are at the discretion of the Compensation Committee.

Certain Tax Consequences

Stock Options

        Under federal income tax law currently in effect, non-qualified stock options do not result in income to the grantee until the option is exercised. At the time of exercise of a non-qualified stock option, the recipient of the option will realize ordinary income, and the Company will be entitled to a deduction for tax purposes, in the amount by which the market value of the shares issued on exercise of the option exceeds the exercise price.

        Incentive stock options have no tax consequences for the option recipient or the Company upon grant or exercise, except for possible application of the alternative minimum tax under certain circumstances to the option recipient. Upon sale of the shares received from the exercise of incentive stock options, any gain realized is treated as capital gain if two years have elapsed from the date of the grant and one year has elapsed from the date of exercise. If these holding periods are not satisfied, the sale is deemed a disqualifying disposition, and that portion of any gain realized, which is represented by the difference between the exercise price and the fair market value of the shares as of the date of exercise of the option, is treated as ordinary income to the option holder and the Company will be entitled to a corresponding compensation expense deduction for income tax purposes.

Restricted Stock Grants

        Generally, the recipient of a restricted stock grant will not recognize income at the time that a restricted stock grant is awarded. Instead, as the shares vest under the terms of the restricted stock agreement (over time or upon the achievement of performance-based vesting criteria) the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares when they vest over any amount paid by the recipient in exchange for the shares. Grantees may make an election under Section 83(b) of the Internal Revenue Code to recognize the compensation income on the shares at the time of the award at the difference between the fair market value of the shares and any price paid.

        The recipient's basis for determination of gain or loss upon the subsequent disposition of shares acquired as restricted stock grants will be the amount paid for such shares plus any ordinary income recognized either when the shares were received or when the shares vested. Upon the disposition of any shares received as restricted stock grants, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held from more than one year at the time of their disposition.

        In the year that the recipient of a restricted stock grant award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Copy of Complete Plan

        A copy of the complete plan is on file with the SEC and can be accessed at www.sec.gov or is available from the Company at no cost by calling Investor Relations at (541) 776-6819.

APPENDIX C

1998 Employee Stock Purchase Plan Summary

        The Board approved the 1998 Employee Stock Purchase Plan (the "ESPP") and, as amended, has reserved a total of 1.5 million shares of Class A common stock for issuance there under, 508,536 of which remain available for future issuance at March 15, 2004. In March 2004, subject to shareholder approval, the Board approved an amendment to the ESPP to increase the total shares issuable there under to 1.75 million. See Proposal No. 3.

Administration

        The ESPP is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and is administered by the Compensation Committee.

Eligibility

        Employees of Lithia Motors, Inc. and its subsidiaries are eligible to participate in the ESPP after they have completed at least 90 days of continuous employment and work at least 20 hours per week. Messrs. Sidney DeBoer, Heimann and Gray are not currently eligible to participate in the ESPP since employees who control 5% or more of the total voting power of all classes of our stock are not eligible. Messrs. Jeffrey DeBoer, Bryan DeBoer and Mark DeBoer are not able to participate because of their family relationship with Sidney DeBoer. Employees may end their participation in the ESPP at any time during the calendar quarter and their participation ends automatically on the termination of their employment.

Purchase Price

        The ESPP allows eligible employees to purchase shares of the Company's Class A common stock through payroll deductions, which may not exceed 10% of their base pay (but in no event shares with a fair market value of more than $25,000 annually). The price of shares purchased under the ESPP will be 85% of the lower of the fair market value of the Class A common stock at the beginning or at the end of each calendar quarter.

Amendment of the Purchase Plan

        The Board may amend or terminate the ESPP at any time but may not increase the number of shares covered by the ESPP, amend the eligibility requirements or permit members of the Compensation Committee to participate in the ESPP, without subsequent shareholder approval.

Term of ESPP

        The ESPP will terminate on December 31, 2007.

Federal Tax Effects

        A participant acquiring stock pursuant to a qualified employee stock purchase plan receives favorable tax treatment in that the participant does not recognize any taxable income at the time of the grant of the option to purchase or upon exercise of such option to purchase. The tax treatment of the disposition of the stock depends upon whether the stock is disposed of within the holding period, which is two years from the date of grant. If the participant disposes of the stock after completion of the holding period, the lesser of (a) the sales price less the purchase price, or (b) 15 percent of the market value of the shares on the first day of the offering period, is taxable as ordinary income, and any further profit is taxable as long-term capital gain. Any loss is treated as a capital loss. If the participant

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disposes of the stock before the holding period expires (disqualifying disposition), the difference between the price paid by the employee and the market value of the shares at the date of purchase is taxable as ordinary income, and the difference between the amount received by the employee on the disposition of the shares and the market value of the shares at the date of purchase is treated as a capital gain or loss. Upon a disqualifying disposition of the stock, Lithia may deduct from taxable income in the year of the disqualifying disposition an amount equal to the difference between the price paid by the employee and the market value of the shares at the date of purchase.

Copy of Complete Plan

        A copy of the complete plan is on file with the SEC and can be accessed at www.sec.gov or is available from the Company at no cost by calling Investor Relations at (541) 776-6819.

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LITHIA MOTORS, INC.
Revocable Proxy for Annual Meeting of Shareholders to be Held on April 29, 2004

The undersigned hereby appoints Sidney B. DeBoer and M. L. Dick Heimann, and each of them, proxies of the undersigned, each with full power of substitution to represent and to vote on behalf of the undersigned all shares of Class A Common Stock of Lithia Motors, Inc. at the annual meeting to be held at 4:30 p.m. on Thursday, April 29, 2004, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1.	Election of Directors	☐ FOR all nominees listed below except as marked to the contrary below
☐ WITHHOLD AUTHORITY to vote for all nominees listed below
To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
	Sidney B. DeBoer R. Bradford Gray Gerald F. Taylor	M. L. Dick Heimann William J. Young	Thomas Becker Philip J. Romero
2.	To approve the amendment to the 2003 Stock Incentive Plan to increase the number of shares issuable under the plan from 1.2 million to 2.2 million.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the amendment to the Lithia Motors, Inc. 1998 Employee Stock Purchase Plan to increase the number of shares issuable under the plan from 1.5 million to 1.75 million.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve amendments to the Lithia Motors, Inc. Executive Bonus Plan.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER THREE PROPOSALS.
Dated , 2004

Signature of Stockholder(s)

Signature of Stockholder(s)

Please date and sign above exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

QuickLinks

LITHIA MOTORS, INC. PROXY STATEMENT
BUSINESS TO BE CONDUCTED AT THE MEETING Proposal No. 1 Election of Directors
The Board of Directors recommends a vote FOR each of the nominees named below.
DIRECTOR INDEPENDENCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR QUALIFICATIONS AND NOMINATIONS
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
COMPENSATION OF DIRECTORS
Proposal No. 2 Approval of an Amendment to the Lithia Motors, Inc. 2003 Stock Incentive Plan
Proposal No. 3 Approval of an Amendment to the 1998 Employee Stock Purchase Plan to Increase the Number of Shares Issuable Under the Plan
Proposal No. 4 Approval of Amendments to the Lithia Motors, Inc. Executive Bonus Plan
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
CODE OF ETHICS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS AND SHAREHOLDER PROPOSALS
FORM 10-K
LITHIA MOTORS, INC. Audit Committee Charter
Committee Authority and Responsibilities
LITHIA MOTORS, INC. 2003 Stock Incentive Plan Summary
1998 Employee Stock Purchase Plan Summary
LITHIA MOTORS, INC. Revocable Proxy for Annual Meeting of Shareholders to be Held on April 29, 2004